UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

December 31, 2024

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement Closing

On December 31, 2024, OS Therapies Incorporated, an ADC and immunotherapy research and clinical-stage biopharmaceutical company (the “Company”, “we”, “us” or “our”), completed the closing of the private placement (the “Private Placement”) previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2024, which is incorporated herein by reference. As previously reported, in connection with the Private Placement, on December 24, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), with certain institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors immediately separable units (the “Units”), with each Unit being comprised of (i) one share of the Company’s Series A Senior Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and (ii) a warrant to purchase one share of common stock (each a “Warrant”, and such shares, the “Warrant Shares”), at a price per Unit of $4.00, for aggregate gross proceeds of not less than $6 million and not more than $10 million.

At the closing of the Private Placement, the Company sold to the Investors an aggregate of 1,512,500 Units, comprised of an aggregate of (i) 1,512,500 shares of Series A Preferred Stock and (ii) Warrants to purchase 1,512,500 shares of common stock. The gross proceeds to us from the closing, before deducting transaction fees and other estimated Private Placement expenses, are approximately $6,050,000.

The Purchase Agreement restricts us from issuing additional shares of our common stock, or securities convertible into or exercisable or exchangeable for shares of common stock during the period beginning from the closing until the later of (x) six months from the closing and (y) the date Stockholder Approval is obtained and deemed effective, and restricts us from entering into variable rate transactions at any time the Investors hold Warrants, subject to certain exceptions.

The Certificate of Designation, Preferences, Rights and Limitations of Series A Senior Convertible Preferred Stock (the “Certificate of Designation”), filed by the Company on December 27, 2024 with the Secretary of State of Delaware in accordance with Section 151(g) of the Delaware General Corporation Law, sets forth the rights, preferences and limitations of the Series A Preferred Stock, which include, without limitation, (a) the right of the holder to convert such shares of Series A Preferred Stock into shares of the Company’s common stock, with mandatory conversion upon (i) a qualified firm commitment underwritten public offering of common stock raising gross proceeds in excess of $10.0 million, with a per share price not less than $12.00, (ii) a qualified PIPE financing raising gross proceeds in excess of $20.0 million, with a per share price not less than $12.00, (iii) upon a closing of a third-party acquisition where all outstanding shares of common stock (including the shares of common stock issued pursuant to the mandatory conversion of the Series A Preferred Stock) are purchased or exchanged by an unaffiliated third party and in which the consideration paid to all holders of outstanding shares of common stock for such purchase or exchange consists solely of cash at a purchase price per share of common stock not less than $12.00, or (iv) such time as the daily VWAP for the common stock is greater than 300% of the then applicable conversion price for a period of 20 consecutive trading days with minimum average daily trading volume of $2.0 million, (b) a liquidation preference of 150% of the original issue price, (c) the right to one vote per share and vote together with the common stock on an as-converted basis (subject to a voting price floor equal to the closing price of the common stock on the trading day immediately preceding the execution of the Purchase Agreement), except that holders of Series A Preferred Stock shall have the right to vote as a separate class with respect to certain specified matters, and (d) such other terms and provisions as are set forth in the Certificate of Designation.

In connection with the closing, pursuant to that certain letter agreement, dated December 27, 2024 (the “Placement Agency Agreement”), between the Company and Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”), the Company’s placement agent for the Private Placement, (i) Brookline received a cash fee of $124,528 and (ii) Ceros Financial Services, Inc., Brookline’s selected dealer for the Private Placement (“Ceros”), received a cash fee of $62,171. In addition, pursuant to the Placement Agency Agreement, upon the closing, the Company agreed to issue (i) to Brookline, a warrant to purchase 31,130 shares of common stock, and (ii) to Ceros, a warrant to purchase 15,542 shares of common stock (collectively, the “Agent Warrants”).

In connection with the closing, the Company entered into a Registration Rights Agreement, dated December 31, 2024 (the “Registration Rights Agreement”), with the Investors, pursuant to which the Company agreed to use its reasonable best efforts to, by no later than 30 days following the closing, submit to the SEC a registration statement covering the resale of a number of shares of common stock underlying the Series A Preferred Stock and the Warrants issued pursuant to the Purchase Agreement equal to 300% of the shares of common stock initially issuable thereunder, and to use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 45 days thereafter.

In connection with the closing, certain officers and directors of the Company, in their capacities as stockholders of the Company, entered into a Voting Agreement, dated as of December 31, 2024 (the “Voting Agreement”), with the Company and the Investors, pursuant to which such stockholders have agreed to vote all shares of common stock owned by them in favor of any proposal for approval of the transactions contemplated under the Purchase Agreement and related documents for which stockholder approval is required under the rules of the NYSE American.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Voting Agreement, Placement Agency Agreement, Certificate of Designation, Warrants and Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement, Registration Rights Agreement, Voting Agreement, Placement Agency Agreement, Certificate of Designation, form of Warrant and form of Agent Warrant which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 3.1, 4.1 and 4.2, respectively, to the Current Report on Form 8-K filed with the SEC on December 30, 2024 and incorporated herein by reference.

Waiver and Agreement with ELOC Investor

As previously reported by the Company in its Current Report on Form 8-K filed with the SEC on November 1, 2024, on October 31, 2024, the Company entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Square Gate Capital Master Fund, LLC-Series 3 (the “ELOC Investor”), pursuant to which, among other things, (i) the Company will have the right, but not the obligation, to sell to the ELOC Investor, and the ELOC Investor will have the obligation to purchase from the Company, up to $15,000,000 (the “Maximum Commitment Amount”) worth of the Company’s shares of common stock, at the Company’s sole discretion, over the next 24 months, subject to certain conditions precedent and other limitations set forth therein, and (ii) the Company agreed to issue to the ELOC Investor, as part of the consideration, shares of the Company’s common stock worth a total of 3% of the Maximum Commitment amount (the “Commitment Shares”). Additionally as previously reported, on October 31, 2024, the Company entered into a registration rights agreement (the “ELOC Registration Rights Agreement”) with the ELOC Investor, pursuant to which the Company agreed to submit to the SEC an initial registration statement on Form S-1 (as amended, the “Registration Statement”) by November 15, 2024 covering the resale of the Commitment Shares, which may have been, or which may from time to time be, issued under the Equity Purchase Agreement for public resale, and to use its best efforts to cause the Registration Statement to be declared effective by the SEC.

On December 31, 2024, the Company entered into a Waiver and Agreement (the “Waiver and Agreement”) with the ELOC Investor, pursuant to which the ELOC Investor agreed to waive the Company’s compliance with any terms of the Equity Purchase Agreement that have the potential to be violated by entering into and consummating the Private Placement, and as a condition to such waiver, the Company agreed, among other things, to (i) make certain cash payments to the ELOC Investor, including an amount which was fully earned on December 31, 2024 and paid to the ELOC Investor on January 2, 2024, and an additional larger amount which was paid into escrow on January 2, 2024, and which will be released to the ELOC Investor in the event the Registration Statement is not declared effective and the Commitment Shares not available for trading by a certain date, and (ii) issue additional shares of common stock to the ELOC Investor for no additional charge with an aggregate value equal to $118,230.62 (the “Additional Shares”), with the price per share and number of such Additional Shares determined based on the closing price of the common stock on the trading day immediately preceding the filing of the registration statement covering the resale of the common stock underlying the Series A Preferred Stock and Warrants issued in the Private Placement.

The foregoing descriptions of the Equity Purchase Agreement and ELOC Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Equity Purchase Agreement and ELOC Registration Rights Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed with the SEC on November 1, 2024 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

We incorporate the information set forth in Item 1.01 into this Item 3.02 by reference.

The issuance of the Series A Preferred Stock, Warrants, Agent Warrants and any related shares of common stock issuable thereunder and the issuance of the Additional Shares will not be registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and corresponding provisions of state securities or “blue sky” laws, which exempts transactions by an issuer not involving any public offering.

Item 8.01. Other Events.

On December 31, 2024, the Company issued a press release announcing the closing of the Private Placement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by OS Therapies Incorporated on December 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: January 3, 2025	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer

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